EXHIBIT 99.1





                         AGREEMENT AND PLAN OF EXCHANGE



                                  BY AND AMONG

                             A.M.S. MARKETING, INC.

                          ADVANCED IMAGING SYSTEMS, LLC

                                       AND

                  THE MEMBERS OF ADVANCED IMAGING SYSTEMS, LLC




                                  JULY 28, 2003
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                         AGREEMENT AND PLAN OF EXCHANGE

         AGREEMENT (the "Agreement"), dated as of July 28, 2003, by and among A.M.S. Marketing, Inc., a Delaware corporation ("AMS"), Advanced Imaging Systems, LLC, a Delaware limited liability company (the "Company"), Laura Palisa Mujica ("Mujica"), Lara Nicole Sarafianos ("Sarafianos"), Sarah Cinnante ("Cinnante") and Michael D'Angelo ("D'Angelo"; Mujica, Sarafianos, Cinnante and D'Angelo are hereinafter sometimes referred to individually as a "Member" and collectively as the "Members").

                              W I T N E S S E T H:

         WHEREAS, the Members own of record and beneficially all of the issued and outstanding limited liability company interests of the Company on the date hereof (individually, an "Interest" and collectively, the "Interests"), having the rights, preferences and privileges set forth in Exhibit A attached hereto: and

         WHEREAS, the Company has elected to be taxed as a corporation for Federal income tax purposes and, accordingly, the Interests have been treated for Federal income tax purposes as shares of voting common stock; and

         WHEREAS, the Company is engaged in the business of designing, manufacturing and marketing of plastic and paper credit cards, pre-paid telephone cards, value storage cards, access entry cards, identity cards and business cards (the "Business"); and

         WHEREAS, AMS, a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is engaged in the business of marketing pre-owned, brand name photocopy machines for an unrelated third party; and

         WHEREAS, the parties to this Agreement intend the transactions contemplated hereunder to be treated as tax free under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and to constitute a reorganization of AMS and the Company as provided under Section 368(a) (1) (B) of the Code by an exchange of shares of voting common stock pursuant to the following plan (hereinafter, the "Plan"):

         PLAN OF REORGANIZATION. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a) (1) (B) of the Code and the regulations corresponding thereto, so that the reorganization contemplated hereby shall qualify as a tax free reorganization under the Code. Accordingly, it is the intention of the parties hereto that, as a result of this Agreement, the transactions contemplated hereby shall be accomplished solely by an exchange of voting common stock of AMS for the Interests and that no gain or loss shall be recognized by the Members or by AMS as a result of such exchange; and

         WHEREAS, pursuant to the Plan, the Members are desirous of exchanging the Interests for shares of AMS's voting common stock, par value $.001 per share (the "AMS Common Stock"), on the basis of each Member receiving an aggregate of 300,000 shares of AMS Common Stock for such Member's Interest. The aggregate shares of AMS Common Stock to be issued to the Members (1,200,000) are hereinafter collectively referred to as the "AMS Shares".

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         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE 1.

                              EXCHANGE OF INTERESTS

         SECTION 1.1 Exchange of Interests. Subject to the terms and conditions of this Agreement, the Members hereby convey to AMS good and marketable title to the Interests, free and clear of all liens, claims, debts, obligations or other encumbrances except such restrictions as are imposed by Federal or state securities laws; and AMS hereby conveys to the Members good and marketable title to their proportionate share of the AMS Shares as set forth on
Schedule 1.3 annexed hereto, free and clear of all liens, claims, debts, obligations or other encumbrances, except such restrictions as are imposed by Federal or state securities laws. The exchange herein provided shall be the sole consideration for the acquisition of the Interests.

         SECTION 1.2 Restriction on Transfer. Neither the AMS Shares nor the Interests exchanged as provided under Section 1.1 are being registered under the Securities Act of 1933, as amended (the "Act"), and are being exchanged hereunder pursuant to an exemption that requires that the further transfer of such shares/interests be restricted under the Act. Each of AMS and the Members are delivering to the other simultaneous with the execution of this Agreement an investment letter acknowledging the foregoing and agreeing to comply with the requirements of such exemption. In order to further evidence such restriction on transferability, each of AMS and the Members hereby agrees to the imposition of a customary restrictive legend on the face or back of each certificate representing the AMS Shares and the Interests to be exchanged.

         SECTION 1.3 Delivery of Shares. Simultaneous with the execution of this Agreement by the parties hereto, (a) the Members are transferring to AMS the Interests by delivering the certificates evidencing the Interests, accompanied by duly endorsed stock powers, with signatures medallion guaranteed, in form and substance satisfactory to AMS, permitting the transfer of the Interests to AMS or are delivering assignments of the Interests, duly notarized, in form and substance acceptable to AMS, as the case may be; and (b) AMS is delivering to each Member a stock certificate(s) registered in the name of such Member representing his, her or its proportionate share of the AMS Shares based on Schedule 1.3 annexed hereto.

         SECTION 1.4 Supplemental Action. If at any time after the date hereof, AMS or the Members shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article 1, AMS or the Members, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article 1.

                                   ARTICLE 2.

                    REPRESENTATIONS AND WARRANTIES OF MEMBERS

         Each of the Members severally, but not jointly, represents and warrants to AMS as follows:

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         SECTION 2.1    Authority to Execute and Perform Agreements. Such Member
has full power and capacity to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement (such other agreements and instruments are hereinafter collectively referred to as the "Transaction Documents") and to consummate the Transactions. This Agreement has been duly executed and delivered and is the valid and binding obligation of such Member enforceable in accordance with its terms. Other than any filings that may be required pursuant to Section 13 and/or Section 16 of the Exchange Act, the execution and delivery of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereunder (the "Transactions") and the performance by such Member of this Agreement and each of the Transaction Documents in accordance with its respective terms and conditions will not require the approval, consent of, waiver, order or authorization of, notification to, or registration, declaration or filing with, any Federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person.

         SECTION 2.2 Ownership of Interests. (a) Such Member owns, beneficially and of record, his, her or its respective Interest being sold hereunder to AMS as shown on Schedule 1.3 annexed hereto, free and clear of any and all liens, charges or encumbrances of any kind or nature whatsoever; (b) such Member is not bound by or subject to any voting trust arrangement, proxy, voting agreement, operating agreement, purchase agreement or other agreement or understanding (i) granting any option, warrant or other right to purchase all or any of his, her or its Interest to any person, (ii) restricting his, her or its right to sell or convey his, her or its Interest, or (iii) otherwise restricting any rights with respect to his, her or its Interest (including restrictions as to the voting or disposition of such Interest); (c) such Member has the absolute and unrestricted right, power and capacity to assign and transfer his, her or its Interest; and (d) upon transfer by such Member to AMS of his, her or its Interest hereunder, AMS will acquire good and valid title to Interest, free and clear of any liens, charges or encumbrances.

         SECTION 2.3 Finders and Investment Bankers. Such Member has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

         SECTION 2.4    Litigation and Claims. Except as otherwise set forth in
Schedule 2.4 annexed hereto, there is no suit, action, proceeding, claim or investigation pending or to the best knowledge of such Member, threatened against or affecting such Member that would have a material adverse effect on the assets, business or financial condition of such Member or the Company or the ability of such Member to perform his, her or its obligations under this Agreement.

         SECTION 2.5 Certain Payments. Such Member, directly or indirectly, has not given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other person or entity that might subject the Company or AMS to any damage or penalty in any civil, criminal or governmental litigation or proceeding or if not given in the past might have had an adverse effect on the assets, Business, operations or prospects of the Company.

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         SECTION 2.6    Company Representations. To the best knowledge of such
Member, the representations and warranties of the Company contained in Article 3 hereof are true and correct in all respects.

                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to AMS as follows:

         SECTION 3.1 Due Formation and Qualification. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, has all requisite power and authority to own, lease and operate its assets, properties and Business and to conduct the Business as now being and as heretofore conducted. The Company is qualified to do business as a foreign limited liability company in the jurisdictions listed on Schedule
3.1 annexed hereto, and is not doing business in any other jurisdiction where qualification is required or the failure to qualify would have a material adverse effect on the Business or operations of the Company.

         SECTION 3.2 Subsidiaries and Affiliates. The Company does not, directly or indirectly, own any shares of stock or other equity interest (including any form of profit participation) in, has not made any investment in, and does not control or have any proprietary interest in, any corporation, partnership, joint venture or other business association or entity other than as set forth in Schedule 3.2 annexed hereto (all such entities are hereinafter referred to collectively as the "Company Subsidiaries") which also sets forth the percentage ownership of the Company, directly or indirectly, in each of the Company Subsidiaries. All of the capital stock and other interests so held by the Company (directly or indirectly) as indicated on Schedule 3.2 are owned by the Company (directly or indirectly) free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Company Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities laws. Except as indicated on Schedule 3.2, there are no irrevocable proxies, voting agreements or similar obligations with respect to such capital stock of the Company Subsidiaries, and no equity securities or similar obligations with respect to such capital stock of the Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts calls, reservation of shares or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. Each of the Company Subsidiaries is in good standing and qualified to do business in every jurisdiction in which the failure to qualify could have a material adverse effect upon the Subsidiary or the Company. Schedule 3.2 also sets forth the name of each of the Company's affiliates (other than the Company Subsidiaries), including joint venture affiliates (incorporated and unincorporated), and the nature of the affiliation.

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         SECTION 3.3    Certificate of Formation, Operating Agreement and
By-Laws. The Company has delivered to AMS true and complete copies of its Certificate of Formation, Operating Agreement (if any) and By-Laws (if any) and Certificate of Incorporation and By-Laws each of the Company Subsidiaries as in effect on the date hereof.

         SECTION 3.4 Capitalization. The Memberships are the only limited liability company interests issued and outstanding. The Memberships have been validly issued and are, fully paid and non-assessable. Except for the Transactions and as set forth in Schedule 3.4 annexed hereto, there are no authorized or outstanding options, warrants, subscription calls, rights (including preemptive rights and rights to demand registration under the Act, commitments, conversion rights, plans or other agreements of any character obligating the Company to authorize, issue, deliver, sell or redeem any limited liability company interests therein or any securities convertible into or evidencing the right to purchase any limited liability company interests of the Company.

         SECTION 3.5 Manager(s) and Officers. Annexed hereto as Schedule 3.5 is a true and correct list of the manager(s) and officers of the Company as of the date of this Agreement.

         SECTION 3.6    Financial Statements; Financial Matters.
                        ---------------------------------------

               (a) Annexed hereto as Schedule 3.6 (a) is the audited balance sheet of the Company as at December 31, 2002, and the related audited statements of operations, retained earnings (or members deficit) and changes in financial position (cash flow) as at and for each of the two years then ended or for such shorter period for which the Company has been in existence, together with the unqualified opinion thereon of a firm of independent certified public accountants authorized to practice before the Securities and Exchange Commission (collectively, the "Company Audited Financials").

               (b) Annexed hereto as Schedule 3.6 (b) is the unaudited balance sheet of the Company as at March 31, 2003, and the related unaudited statements of operations and retained earnings (or members deficit) and changes in financial position (cash flow) as at and for each of the two years then ended or for such shorter period for which the Company has been in existence (collectively the "Company Unaudited Financials"; the unaudited balance sheet as at March 31, 2003 included therein is sometimes referred to as the "Company Balance Sheet").

               (c) The Company Audited Financials and the Company Unaudited Financials are (i) in accordance with the books and records of the Company, (ii) correct and complete, (iii) fairly present the financial position and results of operations of the Company as of the dates indicated, and (iv) prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and (y) interim (unaudited financials) are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on the Business, properties, assets, operations, liabilities, financial condition or prospects of the Company).

         SECTION 3.7 Liabilities. Except as set forth on Schedule 3.7 annexed hereto, as of the date hereof, the Company has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or

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responsibility, known, or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought ("Liabilities"), other than (i) Liabilities fully and adequately reflected or reserved against on the Company Balance Sheet, and (ii) Liabilities incurred since March 31, 2003 in the ordinary course of business.
The Company has no knowledge of any past or existing circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or any successor to its business except in the ordinary course of business or as otherwise set forth on Schedule 3.7.

         SECTION 3.8 Absence of Certain Changes. Since March 31, 2003, there has been no material adverse change in the condition, financial or otherwise, of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the Business, properties, assets, operations, liabilities, financial condition or prospects of the Company.

         SECTION 3.9 Tax Matters. The Company has filed all Federal, state, county and local income tax, franchise tax, real and personal property tax, payroll tax, occupation tax, sales tax, excise tax, and other tax returns which it is required to file, the failure to file which would materially adversely affect the assets, properties, Business, operations or financial condition or prospects of the Company, taken as a whole, and has paid, reserved or provided for all taxes shown on such returns, and all deficiencies or other assessments of tax, interest or penalties which have been served on or delivered to the Company. For Federal income tax purposes, the Company has elected to be taxed as a corporation. There are no claims with respect to Federal, state, county, local, foreign or other taxes. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. To the best knowledge of the Company, there is no unassessed tax deficiency proposed or threatened against the Company. No audit of any tax return of the Company is in progress. There are not in force any extensions of time with respect to the date on which any tax return was or is due to be filed by the Company or any waivers or agreements by the Company for an extension of time for the assessment or payment of any tax.

         SECTION 3.10 Real and Personal Property - Leased to the Company. Set forth on Schedule 3.10(a) annexed hereto is a description of each lease under which the Company is the lessee of any real property, and on Schedule 3.10 (b) annexed hereto is a description of each lease under which the Company is the lessee of any personal property. The premises or property described in said leases are presently occupied or used by the Company as lessee under the terms of such leases. All rentals due under such leases have been paid and there exist no defaults under the terms of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any events of default or prevent the Company from exercising and obtaining the benefits of any rights or options contained therein. The Company has the full right, title and interest of the lessee under the terms of said leases, free of all liens, claims or encumbrances and all such leases are valid and in full force and effect.

         SECTION 3.11 Title. The Company Balance Sheet reflects all of the material assets and properties of the Company, except to the extent the Company has acquired or disposed of any assets and properties, in the ordinary course of its business since March 31, 2003. The Company owns outright and has good and marketable title to all of its assets and properties, in each case free and clear of any lien or other encumbrance except for (i) immaterial assets and

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properties; (ii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable and purchase money interests and similar security interests for goods purchased by the Company since March 31, 2003 in the ordinary course of business; (iii) defects of title, liens or other encumbrances of a character that do not materially impair the assets or properties of the Company or detract materially from the Business, or (iv) liens, claims, encumbrances or security interests reflected in the Company Balance Sheet. The assets and properties owned by the Company, as reflected on the Company Balance Sheet, are adequate to permit the Company to conduct the Business as presently conducted and to continue to conduct the Business after the date of this Agreement.

         SECTION 3.12   Intellectual Property.

         (a) For purposes of this Agreement, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets (whether currently existing or in development), proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
     (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all maskworks, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, trade dress, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing throughout the world.

         "Company Intellectual Property" shall mean any Intellectual Property that: (i) is owned by or exclusively licensed to the Company or any Company Subsidiary, or (ii) is necessary to the operation of the Company or the Company Subsidiaries, including the design, manufacture, sale and use of the products or performance of the services of the Company and the Company Subsidiaries, as it currently is operated or is reasonably anticipated to be operated in the future.

         (b) Schedule 3.12 (a) annexed hereto sets forth all of the Company's and the Company Subsidiaries' United States and foreign (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) maskwork registrations and applications to register mask works; and (v) other Company Intellectual Property that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority, all of the foregoing, the "Registered Intellectual Property."

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         (c)   Schedule 3.12 (c) annexed hereto sets forth any proceeding or actions before any court, tribunal (including the United States Patent Office ("PTO") or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property.

         (d) The Company or the Company Subsidiaries have complied with all applicable disclosure requirements and, to the best knowledge of the Company, have not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of the Company or the Company Subsidiaries.

         (e) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining, renewing or extending the registration of such Registered Intellectual Property. Schedule 3.12 (e) annexed hereto sets forth all actions and payments that must be made in the twelve month period following the date of this Agreement in connection with the preservation or maintenance of the Registered Intellectual Property.

         (f) The Company and the Company Subsidiaries are not barred from seeking patents on any patentable inventions of the Company or the Company Subsidiaries that in the reasonable judgment of the Company would have been necessary to the operation of the Company or the Company Subsidiaries by "on-sale" or similar bars to, patentability or by failure to apply for a patent on such inventions within the time required.

         (g)   The contracts, licenses and agreements set forth on Schedule 3.12
     (g) annexed hereto include all contracts, licenses and agreements to which the Company and the Company Subsidiaries are a party with respect to any Company Intellectual Property.

         (h)   The contracts, licenses and agreements set forth on Schedule 3.12
     (g) are in full force and effect. The consummation of the Transactions will neither violate nor result in the breach, modification, cancellation, termination or suspension of the contracts, licenses and agreements set forth on Schedule 3.12 (g). Other than those matters that would not have a material adverse effect on the Company, and the Company Subsidiaries, the Company and the Company Subsidiaries are in compliance with, and have not breached any term of the contracts, licenses and agreements set forth on
     Schedule 3.12 (g), and, to the best knowledge of the Company, all other parties to the contracts, licenses and agreements set forth on Schedule
     3.12 (g) are in compliance with, and have not breached any material term of, such contracts, licenses and agreements. Following the Closing Date, the Company and the Company Subsidiaries will be permitted to exercise all of their respective rights under the contracts, licenses and agreements set forth on Schedule 3.12 (g) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or the Company Subsidiaries would otherwise be required to pay.

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         (i)   Except as set forth on Schedule 3.12 (i) annexed hereto, (i) no person or entity has any rights to use any of the Company Intellectual Property; and (ii) the Company and the Company Subsidiaries have not granted to any person or entity, nor authorized any person or entity to retain, any rights in the Company Intellectual Property.

         (j) Except as set forth on Schedule 3.12 (j) annexed hereto, (i) the Company or the Company Subsidiaries own and have good, valid and exclusive title to, and have the unrestricted right to license and use, each item of the Intellectual Property of the Company or the Company Subsidiaries, including all Registered Intellectual Property set forth on Schedule 3.12
     (b), free and clear of any Lien; (ii) the Company or the Company Subsidiaries own, or have the right, pursuant to a valid contract, to use or operate all other Intellectual Property of the Company or the Company Subsidiaries, and (iii) the Company or one of its Company Subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and the Company Subsidiaries, including the sale of any products or the provision of any services by the Company and the Company Subsidiaries.

         (k) To the Company's best knowledge, the operation of the Business of the Company and the Company Subsidiaries, taken as a whole, as such Business currently is conducted, or as reasonably contemplated to be conducted, including the Company and the Company Subsidiaries design, development, manufacture, marketing and sale of the products or services of the Company and the Company Subsidiaries has not, does not and will not infringe or misappropriate the Intellectual Property of any other person or entity.

         (l) Except as set forth on Schedule 3.12 (l), attached hereto, the Company has not received any written notice from any person or entity that the design, development, manufacture and sale of the Company or the Company Subsidiaries' products and provision of their respective services, infringes or misappropriates the Intellectual Property of any person or entity.

         (m) The Company and the Company Subsidiaries own or have the right to use all Intellectual Property necessary to the conduct their respective business as currently is conducted or is reasonably contemplated to be conducted, including , without limitation. the design, development, manufacture and sale of all products currently manufactured or sold by the Company and the Company Subsidiaries and the performance of all services provided by the Company or the Company Subsidiaries.

         (n) Except as set forth on Schedule 3.12 (n), annexed hereto, to the Company's best knowledge, no person or entity has or is infringing or misappropriating any Company Intellectual Property.

         (o) Except as set forth on Schedule 3.12 (o) attached hereto, no Company Intellectual Property, or product or service of the Company Subsidiaries is subject to any proceeding or outstanding decree, order judgment, or stipulation restricting in any manner the use or licensing thereof by the Company or the Company Subsidiaries, or which may affect the validity, use licensing or enforceability of such Company Intellectual Property.

         (p) The Company and the Company Subsidiaries own exclusively and have good title to all copyrighted works that are the Company's and the Company

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     Subsidiaries' products or which the Company or the Company Subsidiaries otherwise purport to own, except for those copyrighted works licensed to the Company and the Company Subsidiaries set forth on Schedule 3.12 (p) annexed hereto.

         (q) Except as set forth on Schedule 3.12 (q) annexed hereto, and except for work, inventions or material created by advertising or other marketing firms on behalf of the Company and the Company Subsidiaries to which any such firm has retained all rights, to the extent that any work, invention, or material has been developed or created by a third party for the Company or the Company Subsidiaries, the Company or the Company Subsidiaries have a written agreement with such third party with respect thereto and the Company or the Company Subsidiaries thereby have obtained ownership of, and are the exclusive owners of, all Intellectual Property in such work, material or invention by operation of law or valid assignment.

         SECTION 3.13 Contracts and Other Agreements. Schedule 3.13 annexed hereto sets forth, as of the date of this Agreement, all contracts, commitments, understandings, arrangements and other agreements to which the Company is a party or by or to which any of the Company's properties are bound or subject (collectively, the "Contracts"), except (i) Contracts made in the ordinary course of business of the Company and involving the payment to or by the Company of less than $10,000 with respect to any one contract or $10,000 with respect to any related Contracts and (ii) any Contract that is terminable by the Company upon not more than 30 days notice and with the payment of a termination penalty, if any, not exceeding $10,000. There have been delivered or made available to AMS true and complete copies of all the Contracts and other agreements set forth on Schedule 3.13 or on any other Schedule. All of the Contracts are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default in any material respect under any of them, nor, to the Company's best knowledge, is any other party to any Contract in default thereunder, nor, to the Company's best knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder that would give the other party thereto the right to terminate such Contract. Except as separately identified on
Schedule 3.13, no approval or consent of any person is needed in order that the Contracts set forth on Schedule 3.13 or on any other Schedule continue in full force and effect following the consummation of the Transactions.

         SECTION 3.14 Insurance. Annexed hereto as Schedule 3.14 is a list of all policies of insurance covering the Company (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). True copies of all such policies have been made available by the Company to AMS. To the best knowledge of the Company, the Company has not failed to give any notice or present any material claim under any insurance policy in due and timely fashion.

         SECTION 3.15 Litigation; Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental, administrative or regulatory body or arbitration or mediation tribunal against or involving the Company. Except as set forth in Schedule 3.15 annexed hereto, there are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the Company's best knowledge, threatened against or involving the Company or any of its properties or assets, nor, to the best knowledge of the Company, are there any grounds therefor, that individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, Business, operations, or condition (financial or otherwise) of the Company. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings pending or, to the Company's best knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company, or the heirs, executors or administrators of such director or officer, against the Company or any successor to the Business.

         SECTION 3.16   Operations of the Company. (a) Except as set forth on
Schedule 3.16 annexed hereto, since March 31, 2003, the Company has not:

         (i) amended its Certificate of Formation, Operating Agreement or By-Laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

         (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

         (iii) entered into or amended any employment agreement (other than employment agreements or at will employment arrangements entered into or amended in the ordinary course of the Company's business), entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan;

         (iv) except in the ordinary course of business and not in excess of $10,000 (individually or in the aggregate), incurred any indebtedness for borrowed money;

         (v) declared or paid any dividends or declared or made any other distributions of any kind to the Members (other than salaries for services paid in the ordinary and consistent with past practice), or made any direct or indirect redemption, retirement, purchase or other acquisition of any of its limited liability company interests;

         (vi) materially reduced its cash or short term investments or their equivalent;

         (vii) waived any right of material value to its business;

         (viii) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

         (ix) materially changed any of its business policies;

         (x) granted or paid any wage or salary increase in excess of $5,000 per annum, or any bonus in excess of $5,000, or any increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives, or any accrual for or commitment or agreement to make or pay the same;

         (xi) made any loan or advance to any of the Members, its, officers, managers, employees, consultants, agents, brokers, independent contractors or other representatives (other than travel, entertainment or business expense advances made in the ordinary course of business), or made any other loan or advance otherwise than consistently with past practice in the ordinary course of business;

         (xii) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, consultants, agents, brokers, independent contractors or other representatives, other than payments or commitments to pay persons other than its officers, managers or the Members made in the ordinary course of business;

         (xiii) entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties (except in the ordinary course of business); granted or suffered any lien or other encumbrance on any of its assets or properties; entered into (except in the ordinary course of business) or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

         (xiv) except in the ordinary course of business and in amounts less than $5,000 in each case, incurred or assumed any Liability;

         (xv) made any acquisition of or entered into any agreement to acquire all or any part of the assets, properties, capital stock or business of any other person;

         (xvi) failed to pay timely any of its material liabilities in accordance with their terms; and

         (xvii) except in the ordinary course of business, entered into any other material contract or other agreement or other material transaction.

         SECTION 3.17 Compliance with Laws. The Company is not in default under or in violation of any applicable order, judgment, injunction, award or decree, any material applicable federal, state, or local statute, law, ordinance, rule or regulation, including without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA",) or the provisions of any franchise or license, or of any other material requirement of any governmental, regulatory, administrative or industry body, court or arbitrator applicable to the Company or the Business. The Company is not in default under or in violation of any provisions of its Certificate of Formation, Operating Agreement or its By-Laws, or any material instrument, contract, mortgage, indebtedness, indenture or other agreement to which the Company is a party or by or to which the Company or any of its assets or properties may be bound or subject.

         SECTION 3.18 Licenses, Permits and Certificates. The Company and the Company Subsidiaries have all material licenses, permits, certificates, authorizations, approvals and consents required by any governmental authority to legally operate the Business as now operated and as contemplated and such licenses, permits, certificates, authorizations, approvals and consents are listed on Schedule 3.18 annexed hereto. No governmental, regulatory or industry permits, consents, waivers, approvals or authorizations are necessary in connection with the consummation of the Transactions or to permit the Company to conduct the Business after the date hereof in the manner and to the extent presently conducted and contemplated to be conducted.

         SECTION 3.19 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the Transactions will not (a) result in a violation of the Company's Certificate of Formation, Operating Agreement or By-Laws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (c) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including federal, state, provincial and municipal securities laws and regulations) applicable to the Company or by which any of its property or assets is bound or affected, except to the extent that matters within clauses (b) and (c) immediately above would not have a material adverse effect on the Business, properties, assets, operations, liabilities, financial condition or prospects of the Company, or the ability of the Company to perform this Agreement and the other Transaction Documents.

         SECTION 3.20 Labor Agreements, Employee Benefit Plans, and Employment Agreements. Except as set forth on Schedule 3.20 annexed hereto, neither the Company nor any of the Company Subsidiaries is a party to (a) any union collective bargaining, works council, or similar agreement or arrangement, (b) any qualified or non-qualified pension, retirement, severance, profit-sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement, (c) any plan or policy providing for employee benefits, including but not limited to vacation, disability, sick leave, medical, hospitalization, life and other insurance plans, and related benefits, or (d) any employment agreement. Neither the Company nor any of the Company Subsidiaries is presently a party to any "employee leasing" agreement or arrangement and neither the Company nor any of the Company Subsidiaries have any liability in respect of any such agreement or arrangement to which it was, at any time, a party, but which is no longer in effect.

         SECTION 3.21 Books and Records. The books of account and other corporate records of the Company and the Company Subsidiaries made or to be made available to AMS in connection with the Transactions and the due diligence inquiries made by AMS in connection herewith, are in all respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the financial statements of the Company furnished hereunder by the Company to AMS.

         SECTION 3.22 Accounts Receivable. All accounts receivable of the Company reflected on the Company Balance Sheet or on the accounting records of the Company as of the date hereof Date (collectively, the "Accounts Receivable"), represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The reserves shown on the Company Balance Sheet or on the accounting records of the Company as of the date hereof with respect to the Accounts Receivable are adequate and consistent with past practice. There is no contest, claim, or right of set-off in any agreement with any maker of an Account Receivable relating to the amount or validity of such Account Receivable.

         SECTION 3.23 Certain Payments. Neither the Company nor, to the Company's best knowledge, any officer, employee, manager, agent or affiliate of the Company, has, directly or indirectly, given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other person or entity which (i) might subject the Company or AMS to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operations of the Company or (iii) if not continued in the future might adversely affect the assets, business, operations or prospects of the Company.

         SECTION 3.24 Full Disclosure All documents and other papers delivered by or on behalf of the Company in connection with this Agreement and the Transactions are, to the best of the Company's knowledge, authentic and true and complete in all material respects. No representation or warranty of the Company, and no document or other paper furnished by or on behalf of the Company pursuant to this Agreement or in connection with the Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made in the context in which made, not false or misleading. To the Company's best knowledge, there is no fact that the Company has not disclosed to AMS that materially adversely affects, or so far as the Company can now foresee, will materially adversely affect, the Business or the assets, properties, operations or condition (financial or otherwise) of the Company or the ability of the Members to perform this Agreement.

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF AMS

         AMS represents and warrants to the Members as follows:

         SECTION 4.1 Due Incorporation and Qualification. AMS is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to own, lease and operate its assets, properties and business and to conduct its business as now being and as heretofore conducted. AMS is not qualified to do business as a foreign corporation in any jurisdiction, and is not doing business in any jurisdiction, where qualification is required or the failure to qualify would have a material adverse effect on the business or operations of AMS, except for Florida in which AMS is duly qualified to do business as a foreign corporation.

         SECTION 4.2 Authority to Execute and Perform Agreements. AMS has full authority to execute and deliver this Agreement and the other Transaction Documents, and the consummation of the Transactions have been duly authorized by all necessary corporate action of AMS. This Agreement has been duly executed and delivered and is the valid and binding obligation of AMS. Other than the filing of a current report on Form 8-K with the Securities and Exchange Commission (the "SEC") following the consummation of the Transactions, the execution and delivery of this Agreement, the consummation of the Transactions and the performance by AMS of this Agreement in accordance with its terms and conditions will not require the approval, consent of, waiver, order or authorization of, notification to, or registration, declaration or filing with, any Federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person.

         SECTION 4.3 Subsidiaries and Affiliates. AMS does not, directly or indirectly, own any shares of stock or other equity interest (including any form of profit participation) in, has not made any investment in, and does not control or have any proprietary interest in any corporation, partnership, joint venture or other business association or entity. Schedule 4.3 annexed hereto sets forth the name of each of AMS's affiliates (other than subsidiaries), including joint venture affiliates (incorporated and unincorporated), and the nature of the affiliation.

         SECTION 4.4 Officers and Directors. Annexed hereto as Schedule 4.4 is a true and correct list of the officers and directors of AMS.

         SECTION 4.5 Articles of Incorporation and By-Laws. AMS has delivered to the Members true and complete copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof.

         SECTION 4.6 Capitalization. (a) The total authorized capital stock of AMS consists of (i) 20,000,000 shares of AMS Common Stock, of which 4,656,200 shares are validly issued and outstanding, fully paid and non-assessable. Except as set forth in Section 4.23 hereof and except for 5,000,000 shares of AMS Common Stock reserved for issuance under the AMS 2003 Incentive Program (a true and correct copy of which has been furnished to the Members), there are no authorized or outstanding options, warrants, subscription calls, rights (including preemptive rights and rights to demand registration under the Act), commitments, conversion rights, plans or other agreements of any character obligating AMS to authorize, issue, deliver, sell or redeem any shares of its capital stock or any securities convertible into or evidencing the right to purchase any shares of such stock.

         (b) The AMS Shares to be issued to the Members pursuant to this Agreement, will, when issued in accordance with the terms of this Agreement, be validly issued, fully paid and nonassessable.

         SECTION 4.7 SEC Reports. AMS has delivered to the Members a true and correct copy of each of the following documents (the "SEC Reports"): (a) Annual Report on Form 10-KSB for each of the fiscal year ended December 31, 2002 and December 31, 2001, in each case as filed with the SEC, (b) Quarterly Report on Form 10-QSB for the three months ended June 30, 2003 as filed with the SEC, and
(c) all other reports and registration statements filed with the Commission since June 30, 2000. The SEC Reports constitute all of the documents and reports that AMS was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC since June 30, 2001. As of their respective dates, the SEC Reports comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.8    Financial Statements.
                        --------------------

         (a) Included in the SEC Reports are the audited balance sheets of the AMS as at December 31, 2002 and 2001, and the related statements of income, stockholders' equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Thomas W. Klash ("Klash"), certified public accountant (collectively, "AMS's Audited Financials").

         (b) Included in the SEC Reports is the unaudited balance sheet of AMS as at June 30, 2003, and the related statements of operations and cash flows for the three months ended June 30, 2003 and 2002, as reviewed by Klash ("AMS's Interim Financials"). The unaudited balance sheet included in AMS's Interim Financials is hereinafter referred to as AMS's Interim Balance Sheet.

         (c) AMS's Audited Financials and AMS's Interim Financials are (i) in accordance with the books and records of AMS, (ii) correct and complete, (iii) fairly present the financial position and results of operations of AMS as of the dates indicated, and (iv) prepared in accordance with GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of AMS).

         SECTION 4.9 Liabilities. Except as set forth on Schedule 4.9 annexed hereto, as of the date hereof, AMS has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known, or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought ("Liabilities"), other than (i) Liabilities fully and adequately reflected or reserved against on the AMS's Interim Balance Sheet, (ii) Liabilities incurred since June 30, 2003 in the ordinary course of business and (iii) Liabilities incurred in connection with the preparation and execution of this Agreement and the consummation of the Transactions. AMS has no knowledge of any past or existing circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of AMS, or any successor to its business except in the ordinary course of business or as otherwise set forth on Schedule 4.9.

         SECTION 4.10 Tax Matters. AMS has filed all Federal, state, county and local income tax, franchise tax, real and personal property tax, payroll tax, occupation tax, sales tax, excise tax, and other tax returns which it is required to file, the failure to file which would materially adversely affect the assets, properties, business, operations or financial condition or prospects of AMS, and has paid, reserved or provided for all taxes shown on such returns, and all deficiencies or other assessments of tax, interest or penalties which have been served on or delivered to AMS. There are no claims against AMS with respect to Federal, state, county, local, foreign or other taxes. The Federal income tax returns of AMS have never been audited by the Internal Revenue Service. To the best knowledge of AMS, there is no unassessed tax deficiency proposed or threatened against AMS. No audit of any tax return of AMS is in progress. There are not in force any extensions of time with respect to the date on which any tax return was or is due to be filed by AMS or any waivers or agreements by AMS for an extension of time for the assessment or payment of any tax.

         SECTION 4.11 Real and Personal Property - Leased to AMS. AMS is not a party to or otherwise bound by any lease of real or personal property.

         SECTION 4.12 Title. AMS does not own any assets other than cash or cash equivalents.

         SECTION 4.13   Intangible Property.
                        -------------------

         (a) AMS does not own any patents, patent applications, trademark and service mark registrations or registration applications, U.S. copyright registrations or registration applications. AMS is not a party to or otherwise bound by any confidentiality, nondisclosure or license agreements granting rights under one or more patents, patent applications, trademark or service registrations and registration applications, U.S. copyright registrations or registration applications by or to AMS.

         (b) (i) AMS does not infringe a patent, U.S. trademark registration, U.S. service mark registration or copyright of a third party and (ii) no party has asserted a claim against AMS that AMS infringes a patent, trademark, copyright, trade name or trade secret of a third party.

         SECTION 4.14 Contracts and Other Agreements. Schedule 4.14 annexed hereto sets forth, as of the date of this Agreement, all contracts, commitments, understandings, arrangements and other agreements to which AMS is a party or by or to which any of AMS's properties are bound or subject (collectively also referred to herein as the "Contracts"). There have been delivered or made available to the Members true and complete copies of all the Contracts and other agreements set forth on Schedule 4.14 or on any other Schedule. All of the Contracts are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and AMS has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default in any material respect under any of them, nor, to AMS's best knowledge, is any other party to any Contract in default thereunder, nor, to AMS's best knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder that would give the other party thereto the right to terminate such Contract. Except as separately identified on Schedule 4.14, no approval or consent of any person is needed in order that the Contracts set forth on Schedule 4.14 or on any other Schedule continue in full force and effect following the consummation of the Transactions.

         SECTION 4.15 Litigation; Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental, administrative or regulatory body or arbitration or mediation tribunal against or involving AMS. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to AMS's best knowledge, threatened against or involving AMS or any of its properties or assets, nor, to the best knowledge of AMS, are there any grounds therefor, that individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of AMS. There are no actions, suits or claims or legal, administrative, regulatory, governmental or arbitral proceedings pending or, to AMS's best knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of AMS, or the heirs, executors or administrators of such director or officer, against AMS or any successor to its business.

         SECTION 4.16   Operations of AMS. (a) Except as set forth on Schedule
4.16 hereto, since June 30, 2003, AMS has not:

         (i) amended its Certificate of Incorporation or By-Laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

         (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

         (iii) entered into or amended any employment agreement (other than employment agreements or at will employment arrangements entered into or amended in the ordinary course of AMS's business), entered into or amended any agreement with any labor union or association representing any employee, adopted, entered into, or amended any employee benefit plan;

         (iv) incurred any indebtedness for borrowed money;

         (v) declared or paid any dividends or declared or made any other distributions of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

         (vi) materially reduced its cash or short term investments or their equivalent;

         (vii) waived any right of material value to its business;

         (viii) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

         (ix) materially changed any of its business policies;

         (x) approved, granted or paid any wage or salary increase in excess of $5,000 per annum, or any bonus in excess of $5,000, or any increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives, or any accrual for or commitment or agreement to make or pay the same;

         (xi) made any loan or advance to any of its stockholders, officers, directors, employees, consultants, agents, brokers, independent contractors or other representatives (other than travel, entertainment or business expense advances made in the ordinary course of business), or made any other loan or advance otherwise than consistently with past practice in the ordinary course of business;

         (xii) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, consultants, agents, brokers, independent contractors or other representatives, other than payments or commitments to pay persons other than its officers, directors or stockholders made in the ordinary course of business;

         (xiii) entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties (except in the ordinary course of business); granted or suffered any lien or other encumbrance on any of its assets or properties; entered into (except in the ordinary course of business) or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

         (xiv) except in the ordinary course of business and in amounts less than $5,000 in each case and except in connection with the preparation and execution of this Agreement and the consummation of the Transactions, incurred or assumed any Liability;

         (xv) made any acquisition of or entered into any agreement to acquire all or any part of the assets, properties, capital stock or business of any other person;

         (xvi) failed to pay timely any of its material liabilities in accordance with their terms or otherwise in the ordinary course of business; and

         (xvii) except in the ordinary course of business, entered into any other material contract or other agreement or other material transaction.

         SECTION 4.17 Compliance with Laws. AMS is not in default under or in violation of any applicable order, judgment, injunction, award or decree, of any material applicable Federal, state, or local statute, law, ordinance, rule or regulation including, without limitation, ERISA or the provisions of any franchise or license, or of any other material requirement of any governmental, regulatory, administrative or industry body, court or arbitrator applicable to AMS. AMS is not in default under or in violation of any provisions of its Certificate of Incorporation or its By-Laws, or any material instrument, contract, mortgage, indebtedness, indenture or other agreement to which AMS is a party or by or to which AMS or any of its assets or properties may be bound or subject.

         SECTION 4.18 Licenses, Permits and Certificates. AMS does not have any material licenses, permits, certificates, authorizations, approvals and consents from any governmental authority and none are required to legally operate its business. No governmental, regulatory or industry permits, consents, waivers, approvals or authorizations are necessary in connection with the consummation of the Transactions.

         SECTION 4.19 No Conflicts. The execution, delivery and performance of the Transaction Documents by AMS and the consummation by AMS of the Transactions will not (a) result in a violation of AMS's Certificate of Incorporation or By-Laws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which AMS is a party, or (c) result in a violation of any law, rule, regulation, by-law, directive, order, judgment or decree (including Federal, state, provincial and municipal securities laws and regulations) applicable to AMS or by which any of its property or assets is bound or affected, except to the extent that matters within clauses (b) and (c) immediately above would not have a material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of AMS, or the ability of AMS to perform this Agreement and the other Transaction Documents.

         SECTION 4.20 Labor Agreements, Employee Benefit Plans and Employment Agreements. Except as set forth in Schedule 4.20 annexed hereto, AMS is not a party to (a) any union collective bargaining, works council, or similar agreement or arrangement, (b) any qualified or non-qualified pension, retirement, severance, profit-sharing, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement, oral or written, whether legally binding or not, (c) any plan or policy providing for employee benefits, including but not limited to vacation, disability, sick leave, medical, hospitalization, life and other insurance plans, and related benefits, or (d) any employment agreement. AMS is not presently a party to any "employee leasing" agreement or arrangement, nor does AMS have any liability in respect of any such agreement or arrangement to which it was, at any time, a party, but which is no longer in effect.

         SECTION 4.21 Books and Records. The books of account and other corporate records of AMS made or to be made available to the Members in connection with the Transactions and the due diligence inquiries made by the Members in connection herewith, are in all respects complete and correct and have been maintained in accordance with good business practices and the matters contained therein are accurately reflected in all material respects on the financial statements of AMS furnished or to be furnished hereunder by AMS to the Members.

         SECTION 4.22 Ownership of the AMS Shares. (a) AMS is not bound by or subject to any voting trust arrangement, proxy, voting agreement, stockholder agreement, purchase agreement or other agreement or understanding, except as contemplated hereunder, (i) granting any option, warrant or other right to purchase all or any of the AMS Shares to any person, (ii) restricting the right of AMS to issue the AMS Shares, or (iii) otherwise restricting any rights of AMS with respect to the AMS Shares (including restrictions as to the voting or disposition of the AMS Shares); (b) AMS has the absolute and unrestricted right, power and capacity to issue the AMS Shares, and (c) upon issuance to the Members of the AMS Shares hereunder, the Members will acquire good and valid title to the AMS Shares, free and clear of any liens, charges or encumbrances except as contemplated hereunder.

         SECTION 4.23 Finders and Investment Bankers. AMS has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions except that AMS may be obligated to pay a finders` fee to Ashvin Mascarenhas of C.D.L. Financial Solutions up to a maximum of 150,000 shares of AMS Common Stock. upon consummation of the Transactions.

         SECTION 4.24 Absence of Certain Changes. Since March 31, 2003, there has been no material adverse change in the condition, financial or otherwise, of AMS, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the business, properties, assets, operations, liabilities, financial condition or prospects of AMS and other than as set forth in Schedule 4.24 annexed hereto.

         SECTION 4.25   Insurance.  AMS does not maintain any insurance.

         SECTION 4.26 Full Disclosure. All documents and other papers delivered by or on behalf of AMS in connection with this Agreement and the Transactions are, to the best of AMS's knowledge, authentic and true and complete in all material respects. No representation or warranty of AMS contained in this Agreement, and no document or other paper furnished by or on behalf of AMS pursuant to this Agreement or in connection with the Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made in the context in which made, not false or misleading. To AMS's best knowledge, there is no fact that AMS has not disclosed to the Members that materially adversely affects, or so far as AMS can now foresee, will materially adversely affect, the assets, properties, business, operations or condition (financial or otherwise) of AMS or the ability of AMS to perform this Agreement.

                                    ARTICLE 5

                                  OTHER MATTERS

         As an additional inducement to each of the parties hereto to execute this Agreement and consummate the Transactions, the parties hereto agree as follows:

         SECTION 5.1 Employment Agreements. Simultaneous with or prior to the execution of this Agreement by the parties hereto, the Company shall have entered into an employment agreement (and delivered a true and correct copy thereof to AMS) with each of C. Leo Smith, Steven Cinnante, George Sarafianos, Susan Archer and Michael D'Angelo, substantially in the form of Exhibits B, C, D, E and F attached hereto, respectively.

         SECTION 5.2 Schiffrin Stock Purchase and Sale Agreements. Prior to the execution of this Agreement by the parties hereto, Alfred M. Schiffrin ("Schiffrin") shall have entered into an agreement with each of the Members pursuant to which Schiffrin shall have sold to each an aggregate of 900, 000 of his shares of AMS Common Stock for a consideration of $.05 per share.

         SECTION 5.3 Collura Stock Purchase and Sale Agreement. Prior to or simultaneous with the execution of this Agreement by the parties hereto, Anthony Collura ("Collura"), a shareholder of AMS, shall have entered into an agreement with Susan Archer pursuant to which Collura shall have sold to an aggregate of 100,000 of his shares of AMS Common Stock to Susan Archer for a consideration of $.05 per share.

         SECTION 5.4 Directors and Officers. Simultaneous with or prior to the execution of this Agreement by the parties hereto, Schiffrin shall have elected the persons set forth in Schedule 5.4 annexed hereto as directors and officers of AMS and shall have tendered his resignation as a director and officer of AMS, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act.

         SECTION 5.5 Consent to Jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement or the Transactions shall be instituted in any state or Federal court of competent jurisdiction located in Broward County, State of Florida, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding.

         SECTION 5.6 Expenses. The Company agrees to bear all of AMS's expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

         SECTION 5.7 Series A Exchangeable Notes. AMS agrees to honor the provisions of the Series A Exchangeable Notes issued by the Company as disclosed in Schedule 3.7 with respect to exercise of the Exchange Right (as defined in such notes) and to have authorized and in reserve, and to keep available, solely for delivery upon the exchange of such notes, shares of AMS Common Stock as from time to time shall be receivable upon the exchange of such notes, subject, however, to the provisions of the Act.

                                    ARTICLE 6

                            INDEMNIFICATION; SURVIVAL

         SECTION 6.1 Obligation of the Members to Indemnify. Each of the Members, severally and not jointly, agrees to indemnify, defend and hold harmless AMS and its stockholders as of the date of this Agreement and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against all losses, liabilities, damages, deficiencies, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, and reasonable costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements and reasonable investigative costs) (collectively, "Losses") based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of such Member in this Agreement and (ii) any breach or non-fulfillment of any of the covenants or agreements of such Member contained in this Agreement.

         SECTION 6.2 Obligations of Mujica, Sarafianos and Cinnante to Indemnify. Mujica, Sarafianos and Cinnante, jointly and severally, agree to indemnify, defend and hold harmless AMS, and its stockholders as of the date of this Agreement and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against any Losses based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of the Company set forth in this Agreement and
(ii) any breach or nonfulfillment of any covenant or agreement of the Company contained in this Agreement.

         SECTION 6.3 Obligations of AMS to Indemnify. AMS agrees to indemnify, defend and hold harmless the Members, and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against any Losses based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of AMS set forth in this Agreement and (ii) any breach or nonfulfillment of any covenant or agreement of AMS contained in this Agreement.

         SECTION 6.4 Claims Notice. Each party hereto (an "Indemnified Party") shall, promptly upon becoming aware of any event or circumstance (an "Indemnifiable Event") which, in his, her or its reasonable judgment, may result in a Loss for which the Indemnified Party could assert a right of indemnification against any other party (or parties) hereto (the "Indemnifying Party") under this Article 6, give notice thereof (the "Claims Notice") to the Indemnifying Party (but the obligations of the Indemnifying Party under this Article 9 shall not be impaired by the Indemnified Party's failure to give such notice, except to the extent that said failure actually prejudices the rights of the Indemnifying Party). The Claims Notice shall describe the Indemnifiable Event in reasonable detail, shall indicate whether the Indemnifiable Event involves a "Third Party Claim" (defined below), and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. In such event, the Indemnifying Party shall, within fifteen
(15) business days after receipt of the Claims Notice, give notice to the Indemnified Party of whether he or it intends to dispute the claim described in the Claims Notice (the "Response Notice"). If the Indemnifying Party timely disputes the Claims Notice as provided above, the Indemnified Party shall, for a period of not more than fifteen (15) business days after receipt of the Response Notice (or less, if the nature of the Indemnifiable Event so requires), seek out a negotiated settlement of the dispute with the Indemnifying Party and shall refrain during that period from commencing any judicial proceeding or other action to enforce this Article 6. If, despite their good faith negotiations, the parties are unable to resolve the dispute within the aforesaid period (or if the Indemnifying Party fails to timely give the Response Notice), the Indemnified Party shall be free to exercise all rights and remedies available to him or it hereunder, at law in equity or otherwise to enforce his or its rights under this
Article 6. As used herein, "Third Party Claim" means any demand, claim or circumstance which, with the lapse of time or otherwise, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation against the Indemnified Party by any other person.

         SECTION 6.5 Opportunity to Defend Against Third Party Claims. If the Claims Notice relates to a Third Party Claim, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, such Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall within 30 business days (or sooner, if the nature of the Third Party Claim so requires) after his or its receipt of the Claims Notice, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend such Third Party claim, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnification provided by the Indemnifying Party to the Indemnified Party.

         SECTION 6.6 Limitation on Indemnification. Notwithstanding anything to the contrary in this Agreement, no Indemnified Party shall have any liability for indemnification under this Article 6 until the total of all Losses of the Indemnified Party exceeds $10,000; provided, however, that the foregoing limitations on indemnification shall be inapplicable in the case of any Losses resulting from any breach of the representations and warranties contained in Sections 2.1, 2.2, 3.4, 3.9, 3.17, 4.2, 4.10 and 4.22 hereof.

         SECTION 6.7 Survival. Notwithstanding the investigations by the parties hereto of each other's affairs, and notwithstanding any knowledge of facts determined or determinable by such parties pursuant to such investigation, each of AMS and the Members shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. The representations and warranties of the parties contained herein shall survive the consummation of the Transactions (i) to the extent contained in Section 2.1, 2.2, 2.4, 3.4, 4.9, 3.17, 4.2, 4.10 and 4.22
hereof, for the duration of the applicable statute of limitations, (ii) to the extent relating to any other matter, for twelve (12) months following the consummation of the Transactions. A claim for indemnification hereunder must be asserted by a party seeking indemnification within the respective period of survival.

         SECTION 6.8 Indemnification Exclusive Remedy. The parties hereto acknowledge and confirm that, except in the event of fraud, the indemnification procedures described in this Article 6 shall be the sole and exclusive remedies available to them for any breach or non-fulfillment of the representations, warranties, covenants, agreements and other provisions of this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS
                                  -------------

         SECTION 7.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the mails, as follows:

         (i)   if to the Members, to:

               the address provided by each Member under his, her or its signature hereto

         (ii)  if to AMS, to:

               A.M.S. Marketing, Inc.
               c/o Steven A. Saide, Esq.
               Brown Rudnick Berlack Israels LLP
               120 West 45th Street
               New York, NY 10365

         Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         SECTION 7.2 Entire Agreement. This Agreement (including the schedules and exhibits) and the agreements referred to herein and/or executed in connection with the consummation of the Transactions contemplated herein contain the entire agreement among the parties with respect to the exchange of the Interests for the AMS Shares and the related transactions, and supersede all prior agreements, written or oral, with respect thereto, including, without limitation, the letter of intent dated April 3, 2003.

         SECTION 7.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         SECTION 7.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be performed entirely within such State (without giving effect to conflicts of law principles thereof).

         SECTION 7.5 Binding Effect; No Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to this Agreement. This Agreement is not assignable except by operation of law.

         SECTION 7.6 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         SECTION 7.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Fascimile signatures shall be deemed originals for all purposes.

         SECTION 7.8 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         SECTION 7.9 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


AMS MARKETING, INC.                    ADVANCED IMAGING SYSTEMS, LLC


By: /s/ ALFRED M. SCHIFFRIN            By: /s/ C. LEO SMITH
    ------------------------------         -------------------------------------
    Name:  Alfred M. Schiffrin             Name:  C. Leo Smith
    Title: President                       Title: Manager



THE MEMBERS


/s/ LAURA PALISA MUJICA                /s/ LARA NICOLE SARAFIANOS
----------------------------------     -----------------------------------------
Laura Palisa Mujica                    Lara Nicole Sarafianos
824 S.E. 8th Street                    4440 N.E. 22nd Avenue
Ft. Lauderdale, FL 33316               Lighthouse Point, FL 33064


/s/ SARAH CINNANTE                     /s/ MICHAEL D'ANGELO
----------------------------------     -----------------------------------------
Sarah Cinnante                         Michael D'Angelo
3405 Heather Terrace                   6689 N.W. 16th Terrace
Lauderhill, FL 33319                   Ft. Lauderdale, FL 33309


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